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                                                                   Exhibit 99.01




Contacts:
S. Olav Carlsen                                 Kristine Mozes
Transmeta Corporation                           Mozes Communications LLC
(408) 919-3000                                  (781) 652-8875


    TRANSMETA CORP. REPORTS Q4 FISCAL 2003 REVENUE UP 33 PERCENT SEQUENTIALLY

     Balance Sheet Strengthened by $78.4 Million from Common Stock Offering

                    First Efficeon-Based Product Is Shipping

SANTA CLARA, Calif. - Jan. 15, 2004 - Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing, today announced financial results for its fourth quarter and fiscal year ended December 26, 2003.

Net revenue for the fourth quarter of fiscal 2003 was $3.6 million, compared with $2.7 million in the third quarter of 2003 and $6.1 million in the fourth quarter of 2002. GAAP net loss for the fourth quarter of 2003 was $21.6 million, or a loss of $0.15 per share. This compares with a GAAP net loss of $23.7 million, or a loss of $0.17 per share in the third quarter of 2003 and a GAAP net loss of $21.7 million, or a loss of $0.16 per share in the fourth quarter of 2002.

Excluding the net effects of non-cash charges and credits of $3.2 million, the non-GAAP net loss for the fourth quarter of 2003 was $18.4 million, or a net loss of $0.13 per share. This compares with a non-GAAP net loss of $18.7 million, which excludes net non-cash charges of $4.9 million, or a net loss of $0.13 per share in the third quarter of 2003, and a non-GAAP net loss of $17.6 million, which excludes net non-cash charges of $4.1 million, or a net loss of $0.13 per share in the fourth quarter of 2002.

In December 2003, Transmeta received net proceeds, before expenses, of $68.2 million from its common stock offering of 25 million shares, bringing its total cash and equivalents to $120.8 million at year end. On January 12, 2004 the underwriters exercised their over-allotment option and purchased 3.75 million shares, resulting in additional net proceeds to the company of $10.2 million, and bringing the total net proceeds to $78.4 million before expenses and giving the company a post-offering cash and equivalents balance of approximately $130.0 million.

Net revenue for fiscal 2003 was $17.3 million, compared with $24.2 million for fiscal 2002. GAAP net loss for fiscal 2003 was $87.3 million, or a loss of $0.62 per share. This compares with a GAAP net loss of $110.0 million, or a loss of $0.82 per share in 2002.

Non-GAAP net loss for fiscal 2003 was $72.4 million, or a loss of $0.52 per share, which excludes net non-cash charges and credits totaling $14.9 million. This compares with a non-GAAP net loss of $83.9 million, or a loss of $0.62 per share in fiscal 2002, which excludes restructuring and non-cash charges as well as the benefit from previously recorded inventory-related charges totaling $26.0 million.

"In the fourth quarter, we achieved revenue within our guidance range and strengthened our balance sheet by more than $78 million in net proceeds from our common stock offering, including the over-allotment option the underwriters exercised in January," said Dr. Matthew R. Perry, president and CEO of Transmeta.
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"Mobile computing design activity is shifting to our Efficeon(TM) processor and we are beginning to see the revenue associated with this new product. Our embedded designs - particularly in the thin client space - are also beginning to contribute significant revenue. We believe that the majority of our growth in 2004 will be derived from the mobile computing and thin client markets. In addition, we continue to receive strong interest in licensing opportunities for our power-management technologies.

"We are excited that our first Efficeon-powered notebook, Sharp's MM2, began selling in Japan recently. In addition, we have many Efficeon designs currently in development, most of which are planned for shipment beginning in the second quarter of 2004. There is also significant interest in our next-generation 90-nanometer Efficeon processor. Our goal is to produce the 90 nanometer generation of Efficeon processors in the second half of 2004," said Dr. Perry.

HIGHLIGHTS

- Sharp recently began shipping its Mebius Muramasa PC MM2, the first Efficeon-powered notebook to be announced in the market. The new version of the Muramasa, which is available in Japan and uses Transmeta's Efficeon TM8600 processor, weighs only 910 grams and is about a half an inch thin.

- OQO announced its Ultra-Personal Computer (UPC) Model 01 at CES last week where it was a Tech TV's Best of CES 2004 winner for the mobile computing/wireless segment. The Model 01 weighs only 14 ounces and is 4.9 inches by 3.4 inches by 0.9 inches, is powered by a Transmeta Crusoe(R) TM5800 processor and is expected to be available in the fall of 2004.

- Hewlett-Packard announced that it has chosen Transmeta's Efficeon processor to power the Blade PC in its new Consolidated Client Infrastructure (CCI). HP's CCI, designed to dramatically lower total cost of ownership without compromising desktop performance or end-user experience, consists of an access device - an HP thin client powered by Transmeta's Crusoe processor - that connects with the HP Blade PC, powered by Transmeta's new Efficeon processor. HP thin clients are currently available and the HP Blade PC is expected to be available in the US and in Canada in the first quarter of 2004.

- Wyse Technology announced that it is collaborating with Transmeta to develop non-PC desktops based on Transmeta's processors. Wyse will work with Transmeta to research and develop innovative PC alternative platforms that address the evolving information access needs of the enterprise IT market.

- Transmeta introduced its Crusoe TM5700 and TM5900 processors, which make the company's proven Crusoe processors available in a new 21mm by 21mm package, representing an approximate 50 percent reduction in package size over the company's Crusoe TM5800 processor. The small footprint of the Transmeta Crusoe TM5700 and TM5900 processors make them ideal for applications that require high performance processing within small and thermally constrained environments.

- Additional highlights include: Antelope Technologies began shipping the world's first UPC, Dialogue Technology began sampling its FlyBook Ultraportable Notebook PC, Microtel began shipping its 1007 Wireless Notebook, NEC upgraded its NetBrain CS58 server series, Xybernaut announced general availability of its Atigo T flat panel computer and
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   Zupera Technology introduced its Smartbook 8XP mini-notebook. All these new products are powered by Transmeta's Crusoe processors.

CURRENT FINANCIAL OUTLOOK FOR FIRST QUARTER 2004

The following outlook statements are based upon current expectations. These statements are forward looking, and actual results could differ materially.

The company currently expects first quarter revenue to be between $5.0 million and $6.0 million. GAAP net loss per share for the first quarter is expected to be in the range of $0.13 to $0.14 and a non-GAAP net loss per share in the range of $0.11 to $0.12 on about 171.6 million weighted average shares outstanding. The expected non-GAAP net loss per share excludes the effect of non-cash amortization and deferred compensation charges, which are expected to total $2.6 million for the first quarter. Operating expenses are expected to be approximately $19.2 million. Cash and equivalents at the end of March is expected to be approximately $113.0 million.

CONFERENCE CALL

The company will hold a conference call at 2:00 pm Pacific Time today, January 15, 2004, to discuss the fourth quarter and fiscal 2003 financial results. To participate, please dial (719) 457-2617 at approximately 1:50 pm PT. A live webcast of the conference call will be available via the investor relations page of the company's website at www.transmeta.com. A replay of the call will be available one hour after the completion of the call. To access the recording, please dial (888) 203-1112, passcode 790532. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

ABOUT TRANSMETA CORPORATION

Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. We announced our first Crusoe family of processors in 2000, and we introduced our new Efficeon family of processors in October 2003. Our products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic, political and public health conditions, specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our recent reports on Forms 8-K, 10-K and 10-Q, which describe these and other important risk factors that could have an
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adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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                              TRANSMETA CORPORATION
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

                                                Three Months Ended              Fiscal Year Ended
                                            -------------------------       -------------------------
                                             Dec 26,         Dec 27,         Dec 26,          Dec 27,
                                               2003            2002            2003            2002
                                            ---------       ---------       ---------       ---------
Net revenue                                 $   3,556       $   6,118       $  17,315       $  24,247
Cost of revenue                                 3,801           4,680          16,324          17,127
                                            ---------       ---------       ---------       ---------
Gross profit                                     (245)          1,438             991           7,120
Operating expenses
   Research and development                    11,404          12,632          48,525          63,603
   Selling, general and administrative          6,795           6,991          25,754          29,917
   Restructuring charges                         (147)             --            (147)         14,726
   Amortization of deferred charges
     and intangible assets                      2,628           2,848          10,530          11,392
   Stock compensation                             696           1,214           4,529           1,809
                                            ---------       ---------       ---------       ---------
     Total operating expenses                  21,376          23,685          89,191         121,447
                                            ---------       ---------       ---------       ---------
Operating loss                                (21,621)        (22,247)        (88,200)       (114,327)
   Interest and other, net                         53             561             912           4,361
                                            ---------       ---------       ---------       ---------
Net loss                                    $ (21,568)      $ (21,686)      $ (87,288)      $(109,966)
                                            =========       =========       =========       =========
Net loss per share--basic and diluted       $   (0.15)      $   (0.16)      $   (0.62)      $   (0.82)
Weighted average shares
   outstanding - basic and diluted            142,747         136,850         139,692         134,719

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                              TRANSMETA CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

 The following pro forma supplemental information excludes the amortization of deferred charges and intangible assets, non-cash stock compensation awards, restructuring charges, and effects of previously recorded inventory commitments


                                                  Three Months Ended              Fiscal Year Ended
                                              -------------------------       -------------------------
                                               Dec 26,         Dec 27,         Dec 26,         Dec 27,
                                                 2003            2002            2003            2002
                                              ---------       ---------       ---------       ---------
Net revenue                                   $   3,556       $   6,118       $  17,315       $  24,247
Cost of revenue                                   3,801           4,680          16,324          19,012
                                              ---------       ---------       ---------       ---------
Gross profit                                       (245)          1,438             991           5,235
Operating expenses
   Research and development                      11,404          12,632          48,525          63,603
   Selling, general and administrative            6,795           6,991          25,754          29,917
                                              ---------       ---------       ---------       ---------
     Total operating expenses                    18,199          19,623          74,279          93,520
                                              ---------       ---------       ---------       ---------
Operating loss                                  (18,444)        (18,185)        (73,288)        (88,285)
   Interest and other, net                           53             561             912           4,361
                                              ---------       ---------       ---------       ---------
Net loss                                      $ (18,391)      $ (17,624)      $ (72,376)      $ (83,924)
                                              =========       =========       =========       =========
Net loss per share--basic and diluted         $   (0.13)      $   (0.13)      $   (0.52)      $   (0.62)
Weighted average shares
   outstanding - basic and diluted              142,747         136,850         139,692         134,719

The pro forma amounts have been adjusted to eliminate the following:

Amortization of deferred charges
   and intangible assets                      $   2,628       $   2,848       $  10,530       $  11,392
Stock compensation                                  696           1,214           4,529           1,809
Restructuring charges                              (147)             --            (147)         14,726
Excess inventory and purchase
   commitment charge                                 --              --              --          (1,885)

Net loss in accordance with U.S. GAAP         $ (21,568)      $ (21,686)      $ (87,288)      $(109,966)

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                              TRANSMETA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                       Dec. 26, 2003  Dec. 27, 2002
                                                       -------------  -------------
Assets
Current assets
   Cash and short-term investments                        $120,765      $129,450
   Accounts receivable, net                                  1,914         4,060
   Inventories                                               8,796        10,937
   Prepaid and other current assets                          3,671         4,722
                                                          --------      --------
     Total current assets                                  135,146       149,169
Property and equipment, net                                  5,305         9,574
Other assets                                                31,334        38,812
                                                          --------      --------
     Total assets                                         $171,785      $197,555
                                                          ========      ========

Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable and other current liabilities         $ 11,996      $ 13,722
   Current portion of accrued restructuring costs            1,667         2,549
   Current portion of long-term obligations                 21,499        16,865
                                                          --------      --------
     Total current liabilities                              35,162        33,136
Long-term accrued restructuring costs                        4,501         5,456
Long-term payables                                             356        18,116
Stockholders' equity                                       131,766       140,847
                                                          --------      --------
     Total liabilities and stockholders' equity           $171,785      $197,555
                                                          ========      ========